4

                                 CODE OF ETHICS
                                   ADOPTED BY
                         THE WRIGHT MANAGED INCOME TRUST
                         THE WRIGHT MANAGED EQUITY TRUST
                        THE WRIGHT EQUIFUND EQUITY TRUST
                       THE WRIGHT ASSET ALLOCATION TRUST
                    THE WRIGHT MANAGED BLUE CHIP SERIES TRUST
                   THE WRIGHT BLUE CHIP MASTER PORTFOLIO TRUST
                      THE CATHOLIC VALUES INVESTMENT TRUST




                            As Adopted March 23, 2000



         Each of The Wright Managed Income Trust, The Wright Managed Equity Trust, The Wright EquiFund Equity Trust, The Wright Asset Allocation Trust, The Wright Managed Blue Chip Series Trust, The Wright Blue Chip Master Portfolio Trust and The Catholic Values Investment Trust (the "Funds") has adopted this Code of Ethics, pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to certain types of personal securities transactions by the officers and Trustees of the Funds which might be deemed to create possible conflicts of interest and to establish reporting requirements and enforcement procedures with respect to such transactions.

I. Code Provisions Applicable Only to Affiliated Officers and Trustees of the Funds.

         A. INCORPORATION OF ADVISER'S CODE OF ETHICs. The provisions of the Adviser's Code of Ethics of Wright Investors' Service (the "Adviser"), which is attached as APPENDIX A hereto, are hereby incorporated herein as each Fund's Code of Ethics applicable to Officers and Trustees of such Fund who are employees or affiliates of the Adviser. A violation of the Adviser's Code of Ethics by any such Officer or Trustee of a Fund shall constitute a violation of the Fund's Code of Ethics. Reports of the Adviser's personnel required by the Adviser's Code of Ethics shall be deemed to be reports with the Funds under this Code of Ethics, and shall at all times be available to the Funds.
         B. REPORTS UNDER THE ADMINISTRATOR'S CODE OF ETHICS. Officers and Trustees of the Funds who are employees of the Administrator shall file copies of the reports required by the Administrator's Code of Ethics with the Review Officer (as defined in Section I.C. of this Code). Such filings shall be deemed to be filings with the Funds under this Code of Ethics, and shall at all times be available to the Funds.
         C. REVIEW. The person designated as the review officer by the Trustees of each Fund (the "Review Officer") shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Funds to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material. If the Review Officer determines that a material violation of this Code has or may have occurred, he or she shall submit his or her written determination, together with the transaction report and any additional explanatory material provided by the individual, to the President of the Adviser, who shall make an independent determination of whether a material violation has occurred.

        D. SANCTIONS. If the Review Officer or the President of the Adviser finds that a material violation has occurred, he shall report the violation and any sanctions imposed by the Adviser to the Trustees of the affected Funds. If a securities transaction of the Review Officer or the President of the Adviser is under consideration, an alternate review officer appointed by the Trustees of each Fund, who may be a Vice President or other senior officer of the Adviser or an unaffiliated third party, shall act in all respects in the manner prescribed herein for the Review Officer or the President of the Adviser.

II. CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE FUNDS.

       A. DEFINITIONS.

     (1) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in the form of report attached as Appendix B hereto.

     (2) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (3) "Independent Trustee" means a Trustee of any Fund who is not an employee or affiliate of the Adviser or the Administrator.

     (4) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     (5) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements) and shares of registered open-end investment companies.

     (6) A Security is "being considered for purchase or sale" by a Fund when a recommendation that the Fund purchase or sell the Security has been communicated by a member of the Adviser's Investment Department to an officer of such Fund.

       B. PROHIBITED PURCHASES AND SALES. No Independent Trustee of any Fund shall purchase or sell, directly or indirectly, any Security in which he has, or by reasons of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

(1)   is being considered for purchase or sale by such Fund; or
(2)   is being purchased or sold by such Fund.

       C. EXEMPTED TRANSACTIONS. The prohibitions of Section IIB of this Code shall not apply to:

(1) purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

(2) purchases or sales
which are  non-volitional on the part of the Independent  Trustee or a Fund;

(3)purchases  which  are  part of an  automatic  dividend  reinvestment  plan;

(4)purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(5) purchases or sales other than those  exempted in Paragraphs (1) through
(4) above, (a) which will not cause the Independent Trustee to gain improperly a personal profit as a result of his relationship with any Fund, or (b) which will only remotely affect a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (c) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Review Officer, which approval shall be confirmed in writing.

     D. REPORTING. Whether or not one of the exemptions listed in Section IIC hereof applies, each Independent Trustee of each Fund shall file with the Review Officer a written report containing the information described below in this
Section IID with respect to each transaction in any Security in which such Independent Trustee has, or by reasons of such transaction acquires, any direct or indirect beneficial ownership, if such Independent Trustee, at the time he entered into that transaction, actually knew or, in the ordinary course of fulfilling his official duties as a Trustee of such Fund should have know,1 that during the 15-day period immediately preceding or after the date of that transaction:

(a)  such Security was or is to be purchased or sold by the Fund, or
(b)  such Security was or is being considered for purchase or sale by the Fund;

PROVIDED, HOWEVER, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which he does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Funds for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that he has any direct or indirect beneficial ownership in the Security to which the report relates.

     Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i) The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security involved;

(ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)  The price at which  the  transaction  was effected;

(iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

(v) The date that the report is submitted.
Any report concerning a purchase or sale prohibited under Section IIB hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IIC shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

       E. REVIEW. The Review Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of each Fund to determine whether any transaction ("Reviewable Transaction") of the type listed in Section IIB (without regard to exemptions provided by Section IIC(1) through (5)) may have occurred. If the Review Officer determines that a Reviewable Transaction may have occurred, he shall submit the pertinent information regarding the transaction to counsel for the Funds. Such counsel shall determine whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IIC. Before making any determination that a violation has occurred, such counsel shall give the person involved an opportunity to supply additional information regarding the transaction in question.

     F. SANCTIONS. If such counsel determines that a material violation of this Code has occurred, such counsel shall so advise the President of the affected Fund and an ad hoc committee consisting of the Independent Trustees of such Fund, other than the person whose transaction is under consideration, and such counsel shall provide the committee with a report of the matter, including any additional information supplied by such person. The committee may impose such sanctions as it deems appropriate.

III.  MISCELLANEOUS CODE PROVISIONS.

     A. AMENDMENT OR REVISION OF THE ADVISER'S CODE OF ETHICS. Any material change or amendment to the Adviser's Code of Ethics must be approved by the Board of Trustees of the Funds (including a majority of Independent Trustees) no later than six months of its adoption by the Adviser. Such amendment or revision shall be deemed to be an amendment or revisions of Section IA of this Code, and a copy of such amendment or revision shall be appended hereto.

     B. ANNUAL REPORT AND CERTIFICATION OF THE ADVISER. No later than once annually, the Adviser shall prepare and submit a written report and certification to the Trustees of the Funds, as required by Paragraph C.8. of the Adviser's Code of Ethics (Appendix A hereto).

     C. RECORDS. Each Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained in electronic format under the conditions described in Rule 31a-2(f)(a) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange
Commission:

     (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
     (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
     (3) A copy of each report made by an Officer or Trustee pursuant to this Code shall be preserved for a period of not less than five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;
     (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in a easily accessible place;
     (5) A copy of each annual written report and certification made by the Adviser to the Board of Trustees of the Funds must be maintained for a period of five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and
     (6) A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of any initial public offering or private placement securities shall be maintained for at least five years after the end of the fiscal year in which the approval was granted.
     C. CONFIDENTIALITY. All reports of securities transactions and any other information filed with the Funds or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.
     D. INTERPRETATION OF PROVISIONS. The Trustees of each Fund may from time to time adopt such interpretations of this Code as they deem appropriate.
     E. EFFECT OF VIOLATION OF THE CODE. In adopting Rule 17j-1 under the 1940 Act, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. IC-11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. As stated in the Release:

         "....the  Commission believes that such a violation should and would be considered, with all the surrounding facts and circumstances, merely as one piece of evidence in determining whether, in addition to a violation of the code of ethics, a violation of the anti-fraud provisions of the Rule also has occurred."

In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

                         WRIGHT INVESTORS' SERVICE, INC.
                      CODE OF ETHICS - PERSONAL INVESTMENTS

A. STATEMENT OF GENERAL PRINCIPLES

         All directors, officers and employees of Wright Investors' Service, Inc. ("Wright") shall conduct themselves with integrity and dignity and act in a thoroughly ethical manner in dealings with clients, the public and fellow employees. All such persons shall have the duty at all times to place the interests of the shareholders of Wright-managed mutual funds (the "Funds") and Wright's other clients first, and may not in any respect take advantage of client transactions. It is essential that we avoid not only actual conflicts, but also any appearance of conflicts of interest and any abuse of an individual's position of trust and responsibility. No Code of Ethics can cover every possible circumstance, and an individual's conduct must depend ultimately upon his sense of fiduciary obligation to the Funds and Wright's direct advisory clients.

       This Code of Ethics ("Code") supersedes Wright's prior code and Statement of Policy. The management of Wright believes this Code meets current SEC requirements and is appropriate and desirable for the Company.

         All requests and reports provided to anyone pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

B. APPLICABILITY OF RESTRICTIONS AND PROCEDURES

PERSONS AFFECTED.

         ALL EMPLOYEES* located in any office of Wright must comply with the requirements of Paragraphs C-1 through C-3, below and all provisions of Section E. Employees must also familiarize themselves with all other parts of this Code.

         ACCESS  PERSONS  (as  defined  in  Exhibit  A)  must  comply  with  the requirements of Paragraphs C-1 through C-6, inclusive, and all provisions of Section E. Access Persons must also familiarize themselves with all other parts of this Code.

ACCOUNTS INCLUDED.

         Wright's policies and procedures concerning personal investments apply to all securities accounts in which the affected employee has "a direct or indirect beneficial ownership," unless the employee has no "direct or indirect influence or control" over the account. The concept of BENEFICIAL OWNERSHIP is an important part of this Code and is more extensively defined in Exhibit A.

  * For purposes of clarity, all employees of The Winthrop Corporation performing services for Wright are referred to as employees of Wright.


 TYPES OF SECURITIES COVERED.

         In general this Code employs the terms Security to mean shares of any publicly-traded company, including puts, calls, options and warrants for such securities, and open-end and closed-end mutual funds, except direct obligations of the US Government, bank certificates of deposit and money market funds.

C.   COMPLIANCE PROCEDURES

         1. Disclosure of Personal Holdings. As a condition to employment, each newly-hired person must (i) make full disclosure of any brokerage account and all publicly-traded securities beneficially owned by the employee or members of the employee's immediate family; (ii) agree to comply with the Company's written policies restricting personal trading and prohibiting insider trading; and (iii) provide a written acknowledgment of receipt of such policies. This disclosure must include all of the information requested on Exhibit B-1.

         2. Preclearance. No employee of Wright may buy or sell shares of any Security without the prior approval of the Chief Executive Officer (CEO) or the Chief Investment Officer (CIO) of Wright. Any such approval will only be given in accordance with the provisions of Paragraph D, "Guidelines for Approval of Securities Transactions." The approval will remain valid for three days. Employees who receive approvals for trades must have the broker send a copy of the confirmation to the Legal Department.

         3. Annual Certification of Compliance. All employees shall certify annually that they (i) have read and understand this Code; (ii) recognize that they are subject thereto; (iii) have complied with its requirements, including any necessary preclearance; and (iv) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. The form of such certification is set forth in Exhibit B-2.

         4. Broker/Dealer Reports. All employees shall cause each broker/dealer at which they have an account to send a copy of all quarterly and annual account statements to the Legal Department.

     5. Quarterly Report of Transactions. Each Access Person must file every quarter with the Legal Department a report of all transactions in Securities. (See Exhibit B-3) Transactions encompass sales, purchases and other acquisitions or dispositions, including gifts and exercise of conversion rights or subscription rights. In addition, if the Access Person established a securities account during the quarter, the report must disclose the name of the broker, dealer or bank with whom the account is established and the date the account was established. The report must be filed with the Legal Department even if there were no reportable transactions during the prior calendar quarter, in which case the employee should state on the form that there were no such transactions. The report is due ten days after the end of each calendar quarter. Failure to submit the report in a timely manner is a violation of SEC regulations and this Code, and may be a cause for sanctions. Copies of all brokerage statements should be attached to an Access Person's signed report.

     6. Annual Disclosure. No less than once annually, all Access Persons shall submit to the Legal Department a list of all of his/her securities holdings. The specific information of this report is identical to that of the Initial Disclosure of Investments. Brokerage statements may be substituted for a separate report.

         7. Monitoring of Compliance. Within thirty days after the end of each quarter, the Legal Department* shall review the Quarterly and Annual Reports for reconciliation with the Initial Disclosure, Annual Disclosure, and the Preclearance Approvals given in the same quarter or year, as applicable. The Legal Department will investigate all apparent violations of this Code and will prepare a report for the President of Wright.

     8. Review by the Board of Trustees. No less than once each year, Wright shall prepare and submit a written report to the Trustees of the Funds that

o describes any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures, and sanctions imposed in response to the material violations; and
o certifies that Wright has adopted procedures reasonably necessary to prevent violations of this Code.

         If there have been any material changes to the Code of Ethics, Wright will submit such changes to the Trustee at the next meeting of the Board.

       The Trustees  shall review any  violations  of the Code  specified in the
annual  report  and  any  recommended  changes  in  existing   restrictions  and
procedures. They should then take such action, if any, as they may deem appropriate.

         9. Additional Disclosure. Wright's Code of Ethics shall be filed with the SEC as an exhibit to the registration statement of each Wright-managed mutual fund. There will be disclosure in the Funds' prospectuses or their statements of additional information that (i) Wright has a code of ethics, (ii) whether personnel of Wright are permitted to invest in securities for their own accounts, and (iii) that the code is on public file, and available from the SEC.


* As of March, 2000, Helen George, Senior Vice President of Legal Affairs, is the person responsible for reviewing the reports.


D.  GUIDELINES FOR APPROVAL OF SECURITIES TRANSACTIONS

         1. Initial Public Offerings. Generally no approval will be given for any employee to purchase securities of a publicly owned corporation that is making an initial public offering of its securities, except in connection with the exercise of rights issued in respect of securities such employee owns. The reason for this rule is that it precludes the appearance that an employee has used our clients' market stature as a means of obtaining for himself or herself "hot" issues which would otherwise not be offered to him or her. Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to a direct advisory account or a Fund account was diverted to the personal benefit of an employee.

         2. Limited Offerings. Any prior approval of any acquisition of securities in a limited offering (such as a private placement) should take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders or other client, and whether the opportunity is being offered to an individual by virtue of his or her position with the investment adviser.

         3. Blackout Periods. No employee shall be authorized to exercise a securities transaction within seven calendar days before or after a direct advisory account or a Fund in the Wright complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

         4. Short Sales and Options. Usually no approval will be given for short sales. Also prohibited are buying, selling or exercising put or call options or combinations thereof of securities held by a Fund or other advisory client or which are being considered for purchase for them. It should be noted, for example, that an exercise of an option or the covering of a short sale could conflict with current trading for clients. However, where any such option is held by a member of an employee's family, approval may be given provided there is no conflict with the interests of the Funds or other Wright clients.

         5. Short-Term Trading Profits. Short-term trading, i.e., profiting in the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days, is prohibited and approval will generally not be given. The management of Wright believes that short-term trading by Access Persons may increase the risk of conflicts of interest, affect an individual's investment judgment, and in some instances divert an individual's attention from the best interests of our Funds and other clients. Where one or both sides of a short-term trade have not been pre-cleared, there is presumably already a violation and the whole matter should be handled under the Sanctions section of this Code, with disgorgement of profits being only one alternative available to the President of Wright.

         6. Margin Accounts. Margin Accounts are absolutely prohibited and no approval will be given.

         7. By-Law Violation. No approval will be given which would result in an employee's holdings exceeding 1/2 of 1% of the shares or securities of any publicly-owned issuer.

         8. General Standards. In the rare case where approval is given for a transaction involving an initial public offering or a limited offering, additional written disclosure will be required and will be maintained in the Legal Department. In authorizing any other types of transactions, the CEO or CIO may consider the extent to which the employee has access to pending investment decisions, the number of transactions already approved for such employee within the past six months, whether the employee has made unreasonable use of the company's resources during business hours in arriving at a personal investment decision, and any other factors that are, in the opinion of the CEO or CIO, pertinent to the matter.

E.  RESPONSIBILITIES OF ALL EMPLOYEES RELATING TO PERSONAL INVESTMENTS.

         1. Securities Recommended by a Member of the Investment Committee. Each member of the Investment Committee who makes a recommendation as to whether a security shall be purchased, sold or held in the account of a Fund or client shall fully apprise the CEO or CIO of Wright of any direct or indirect beneficial ownership the employee has in such security.

         2. By-Law Provision. The by-laws of the Wright Funds generally provide that a Wright Fund shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the Fund, or is an officer or director of the investment adviser of the Fund, if after the purchase of the securities of such issuer by the Fund one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both. In view of the foregoing, and to avoid any possibility of an inadvertent violation of this by-law provision, no approval will be given that would result in an employee's holdings exceeding 1/2 of 1% of the shares or securities of any publicly-owned issuer. Any request for prior approval of a trade in this type of security must state whether this provision applies.

         3. Gifts. No employee shall accept gifts of a value in excess of $35 from any person or entity that does business with or on behalf of a Wright Fund or direct advisory account. Any gift in excess of $35 shall be disclosed to the President of Wright before acceptance by the employee.

         4. Service As a Director. No employee shall serve on the board of directors of a publicly traded company, absent prior authorization based upon a determination by the President of Wright that the board service would be consistent with the interests of the Fund and its shareholders which may have an investment in such public company. In the relatively small number of instances in which board service may be authorized, Access Persons serving as directors should be isolated from those making investment decisions through written procedures applicable to the person's position in Wright.

         5. Sanctions. Careful adherence to this Code of Ethics is one of the basic conditions of employment of every employee. Any employee violating any provision of this Code of Ethics, including the Compliance Procedures, may be subject to sanction, including but not limited to suspension or termination of employment, censure or disgorgement of profits, at the determination of the President of Wright.



                                                          Exhibit A

ACCESS PERSONS*

         Using the Investment Company Act definition, an Access Person includes:

         (i) any officer or director of Wright;
         (ii) any employee of Wright who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a registered investment company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
        (iii) any natural person in a control relationship to Wright who obtains information concerning recommendations regarding the purchase or sale of a security for a Wright-managed mutual fund.

         The current list of positions at Wright deemed to be "Access Persons" are: directors, officers, trading department personnel, analysts and others involved in making recommendations to portfolio managers, and any employee who has direct contact with clients and/or receives advance notice from the Investment Committee of contemplated portfolio transactions.

BENEFICIAL OWNERSHIP

         Under current SEC interpretations, Beneficial Ownership includes securities accounts of a spouse, minor children and relatives resident in the employee's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains therefrom benefits substantially equivalent to those of ownership.

       When an employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the employee serves as executor or trustee for someone outside his immediate family, or manages or helps to manage a charitable a account), the rules set forth in this Code of Ethics will not be considered to be directly applicable, but in all transactions involving any such account the employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the interests of our clients.

* Since all provisions of this Code restrict all Access Persons, no special mention of Investment Personnel, as defined by the SEC, has been made. Further, any director of Wright who is not an "interested person" of Wright (as defined in applicable SEC regulations) need not make any initial, annual or quarterly report, unless the director knows, or should have known, of a possible conflict of interest between his/her securities transaction and the investment decisions of Wright or the Funds. Within thirty days after the adoption of this Code, the Legal Department of Wright shall send each such director a notice that includes a full explanation of the types of transactions that are, in any case, prohibited and the circumstances under which it may be necessary to report a transaction.

                  WRIGHT INVESTORS' SERVICE DISTRIBUTORS, INC.
                      CODE OF ETHICS - PERSONAL INVESTMENTS

A. STATEMENT OF GENERAL PRINCIPLES

         Wright Investors' Service Distributors, Inc. ("Distributors") is the principal underwriter of a family of mutual funds (the "Funds") managed by Distributors' affiliate, Wright Investors' Service, Inc. ("Wright"). All directors, officers and employees of Distributors shall conduct themselves with integrity and dignity and act in a thoroughly ethical manner in dealings with clients, the public and fellow employees. All such persons shall have the duty at all times to place the interests of the shareholders of the Funds, and may not in any respect take advantage of transactions made by or on behalf of the Funds. It is essential that we avoid not only actual conflicts, but also any appearance of conflicts of interest and any abuse of an individual's position of trust and responsibility. No Code of Ethics can cover every possible circumstance, and an individual's conduct must depend ultimately upon his sense of fiduciary obligation to the Funds.

       This Code of Ethics ("Code") supersedes Distributors's prior code and Statement of Policy. The management of Distributors believes this Code meets current SEC requirements and is appropriate and desirable for the Company.

         All requests and reports provided to anyone pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

B. APPLICABILITY OF RESTRICTIONS AND PROCEDURES

Persons Affected.

         ALL EMPLOYEES* located in any office of Distributors must comply with the requirements of Paragraphs C-1 through C-3, below and all provisions of Section E. Employees must also familiarize themselves with all other parts of this Code.

         ACCESS  PERSONS  (as  defined  in  Exhibit  A)  must  comply  with  the requirements of Paragraphs C-1 through C-6, inclusive, and all provisions of Section E. Access Persons must also familiarize themselves with all other parts of this Code.

ACCOUNTS INCLUDED.

         Distributors's policies and procedures concerning personal investments apply to all securities accounts in which the affected employee has "a direct or indirect beneficial ownership," unless the employee has no "direct or indirect influence or control" over the account. The concept of Beneficial Ownership is an important part of this Code and is more extensively defined in Exhibit A.

     * For  purposes of  clarity,  all  employees  of The  Winthrop  Corporation
performing   services  for   Distributors   are  referred  to  as  employees  of
Distributors.

 TYPES OF SECURITIES COVERED.

         In general this Code employs the terms Security to mean shares of any publicly-traded company, including puts, calls, options and warrants for such securities, and open-end and closed-end mutual funds, except direct obligations of the US Government, bank certificates of deposit and money market funds.

C.   COMPLIANCE PROCEDURES*

         1. Disclosure of Personal Holdings. As a condition to employment, each newly-hired person must (i) make full disclosure of any brokerage account and all publicly-traded securities beneficially owned by the employee or members of the employee's immediate family; (ii) agree to comply with the Company's written policies restricting personal trading and prohibiting insider trading; and (iii) provide a written acknowledgment of receipt of such policies. This disclosure must include all of the information requested on Exhibit B-1.

         2. Preclearance. No employee of Distributors may buy or sell shares of any Security without the prior approval of the President of Distributors. Any such approval will only be given in accordance with the provisions of Paragraph D, "Guidelines for Approval of Securities Transactions." The approval will remain valid for three days. Employees who receive approvals for trades must have the broker send a copy of the confirmation to the President of Distributors.

         3. Annual Certification of Compliance. All employees shall certify annually that they (i) have read and understand this Code; (ii) recognize that they are subject thereto; (iii) have complied with its requirements, including any necessary preclearance; and (iv) have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code. The form of such certification is set forth in Exhibit B-2.

         4. Broker/Dealer Reports. All employees shall cause each broker/dealer at which they have an account to send a copy of all quarterly and annual account statements to the president of Distributors.

         5. Quarterly Report of Transactions. Each Access Person must file every quarter with the President of Distributors a report of all transactions in Securities. (See Exhibit B-3) Transactions encompass sales, purchases and other acquisitions or dispositions, including gifts and exercise of conversion rights or subscription rights. In addition, if the Access Person established a securities account during the quarter, the report must disclose the name of the broker, dealer or bank with whom the account is established and the date the account was established. The report must be filed with the President of Distributors even if there were no reportable transactions during the prior calendar quarter, in which case the employee should state on the form that there were no such transactions. The report is due ten days after the end of each calendar quarter. Failure to submit the report in a timely manner is a violation of SEC regulations and this Code, and may be a cause for sanctions. Copies of all brokerage statements should be attached to an Access Person's signed report.

*At the present time, all employees of Distributors also perform services for Wright. Therefore, a copy of any disclosure, preclearance (whether approved or disapproved), report or certification required under Wright's Code of Ethics may be submitted to the President of Distributors in order to comply with this Code.

     6. Annual Disclosure. No less than once annually, all Access Persons shall submit to the President of Distributors a list of all of his/her securities holdings. The specific information of this report is identical to that of the Initial Disclosure of Investments. Brokerage statements may be substituted for a separate report.

     7. Monitoring of Compliance. Within thirty days after the end of each quarter, Internal Counsel for Distributors shall review the Quarterly and Annual Reports for reconciliation with the Initial Disclosure, Annual Disclosure, and the Preclearance Approvals given in the same quarter or year, as applicable. The Internal Counsel will investigate all apparent violations of this Code and will prepare a report for the President of Distributors.

     8. Review by the Board of Trustees. No less than once each year, Distributors shall prepare and submit a written report to the Trustees of the Funds that

o describes any issues arising under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code or procedures, and sanctions imposed in response to the material violations; and
o certifies that Distributors has adopted procedures reasonably necessar to prevent violations of this Code.

         If there have been any material changes to the Code of Ethics, Distributors will submit such changes to the Trustee at the next meeting of the Board.

       The Trustees  shall review any  violations  of the Code  specified in the
annual  report  and  any  recommended  changes  in  existing   restrictions  and
procedures. They should then take such action, if any, as they may deem appropriate.

         9. Additional Disclosure. Distributors's Code of Ethics shall be filed with the SEC as an exhibit to the registration statement of each Fund. There will be disclosure in the Funds' prospectuses or their statements of additional information that (i) Distributors has a code of ethics, (ii) whether personnel of Distributors are permitted to invest in securities for their own accounts, and (iii) that the code is on public file, and available from the SEC.



* As of March, 2000, Helen W. George is Internal Counsel for Distributors and the person responsible for reviewing the reports.

D.  GUIDELINES FOR APPROVAL OF SECURITIES TRANSACTIONS

         1. Initial Public Offerings. Generally no approval will be given for any employee to purchase securities of a publicly owned corporation that is making an initial public offering of its securities, except in connection with the exercise of rights issued in respect of securities such employee owns. The reason for this rule is that it precludes the appearance that an employee has used the Funds' market stature as a means of obtaining for himself or herself "hot" issues which would otherwise not be offered to him or her. Any realization of short-term profits may create at least the appearance that an investment opportunity that should have been available to a Fund account was diverted to the personal benefit of an employee.

         2. Limited Offerings. Any prior approval of any acquisition of securities in a limited offering (such as a private placement) should take into account, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders, and whether the opportunity is being offered to an individual by virtue of his or her position with the principal underwriter of the Funds.

         3. Blackout Periods. No employee shall be authorized to exercise a securities transaction within seven calendar days before or after a direct advisory account or a Fund in the Wright complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

         4. Short Sales and Options. Usually no approval will be given for short sales. Also prohibited are buying, selling or exercising put or call options or combinations thereof of securities held by a Fund, or which are being considered for purchase for a Fund. It should be noted, for example, that an exercise of an option or the covering of a short sale could conflict with current trading for a Fund. However, where any such option is held by a member of an employee's family, approval may be given provided there is no conflict with the interests of the Fund(s).

         5. Short-Term Trading Profits. Short-term trading, i.e., profiting in the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days, is prohibited and approval will generally not be given. The management of Distributors believes that short-term trading by Access Persons may increase the risk of conflicts of interest, affect an individual's investment judgment, and in some instances divert an individual's attention from the best interests of the Funds. Where one or both sides of a short-term trade have not been pre-cleared, there is presumably already a violation and the whole matter should be handled under the Sanctions section of this Code, with disgorgement of profits being only one alternative available to the President of Distributors.

         6. Margin Accounts. Margin Accounts are absolutely prohibited and no approval will be given.

         7. By-Law Violation. No approval will be given which would result in an employee's holdings exceeding 1/2 of 1% of the shares or securities of any publicly-owned issuer.

         8. General Standards. In the rare case where approval is given for a transaction involving an initial public offering or a limited offering, additional written disclosure will be required and will be maintained by the President of Distributors. In authorizing any other types of transactions, the President may consider the extent to which the employee has access to pending investment decisions, the number of transactions already approved for such employee within the past six months, whether the employee has made unreasonable use of the company's resources during business hours in arriving at a personal investment decision, and any other factors that are, in the opinion of the President, pertinent to the matter.

E.  RESPONSIBILITIES OF ALL EMPLOYEES RELATING TO PERSONAL INVESTMENTS.

         1. Securities Recommended by a Member of the Investment Committee. Each member of the Investment Committee of Wright who is an employee of Distributors and who makes a recommendation as to whether a security shall be purchased, sold or held in the account of a Fund or client shall fully apprise the President of Distributors of any direct or indirect beneficial ownership the employee has in such security.

         2. By-Law Provision. The by-laws of the Wright Funds generally provide that a Wright Fund shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors or security holders is an officer or director of the Fund, or is an officer or director of the principal underwriter of the Fund, if after the purchase of the securities of such issuer by the Fund one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both. In view of the foregoing, and to avoid any possibility of an inadvertent violation of this by-law provision, no approval will be given that would result in an employee's holdings exceeding 1/2 of 1% of the shares or securities of any publicly-owned issuer. Any request for prior approval of a trade in this type of security must state whether this provision applies.

         3. Gifts. No employee shall accept gifts of a value in excess of $35 from any person or entity that does business with or on behalf of a Wright Fund or Distributors. Any gift in excess of $35 shall be disclosed to the President of Distributors before acceptance by the employee.

         4. Service As a Director. No employee shall serve on the board of directors of a publicly traded company, absent prior authorization based upon a determination by the President of Distributors that the board service would be consistent with the interests of the Fund and its shareholders which may have an investment in such public company. In the relatively small number of instances in which board service may be authorized, Access Persons serving as directors of Distributors should be isolated from personnel of Wright making investment decisions through written procedures applicable to the person's position in Distributors.

         5. Sanctions. Careful adherence to this Code of Ethics is one of the basic conditions of employment of every employee. Any employee violating any provision of this Code of Ethics, including the Compliance Procedures, may be subject to sanction, including but not limited to suspension or termination of employment, censure or disgorgement of profits, at the determination of the President of Distributors.



                                                             Exhibit A

ACCESS PERSONS*

         Using the Investment Company Act definition, an Access Person includes any director or officer of Distributors who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by any Fund for which Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to any of the Funds regarding the purchase or sale of Securities.

         The current list of positions at Distributors deemed to be "Access Persons" are: directors, officers, and any employee who receives advance notice from the Investment Committee of Wright of contemplated portfolio transactions.

BENEFICIAL OWNERSHIP

         Under current SEC interpretations, Beneficial Ownership includes securities accounts of a spouse, minor children and relatives resident in the employee's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the employee obtains therefrom benefits substantially equivalent to those of ownership.

       When an employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the employee serves as executor or trustee for someone outside his immediate family, or manages or helps to manage a charitable a account), the rules set forth in this Code of Ethics will not be considered to be directly applicable, but in all transactions involving any such account the employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the interests of our clients.



* Since all provisions of this Code restrict all Access Persons, no special mention of Investment Personnel, as defined by the SEC, has been made. Further, any director of Distributors who is not an "interested person" of Distributors (as defined in applicable SEC regulations) need not make any initial, annual or quarterly report, unless the director knows, or should have known, of a possible conflict of interest between his/her securities transaction and the investment decision of the Funds. Within thirty days after the adoption of this Code, the Internal Counsel for Distributors shall send each such director a notice that includes a full explanation of the types of transactions that are, in any case, prohibited and the circumstances under which it may be necessary to report a transaction.